UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2020

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0075 per share	XOMA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

XOMA Corporation (the “Company”) held the Annual Meeting virtually via live webcast, pursuant to notice duly given. Only stockholders of record as of the close of business on March 25, 2020 were entitled to vote at the Annual Meeting. As of March 25, 2020, the record date for the Annual Meeting, 9,761,901 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 5,486,636 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The final results of the stockholder vote on each proposal brought before the Annual Meeting were as follows:

(a) Proposal 1. Each of the six (6) nominees for election to the Board was elected to serve for a one-year term based upon the following votes:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON- VOTES
James R. Neal	4,135,039	27,292	1,324,305
W. Denman Van Ness	3,602,633	559,698	1,324,305
Joseph M. Limber	4,139,369	22,962	1,324,305
Jack L. Wyszomierski	3,605,363	556,968	1,324,305
Matthew D. Perry	4,129,612	32,719	1,324,305
Barbara Kosacz	3,942,807	219,524	1,324,305

(b) Proposal 2. The appointment of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the 2020 fiscal year was ratified based upon the following votes:

Votes for	5,427,231
Votes against	52,916
Abstentions	6,489

(c) Proposal 3. The advisory vote on the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for	4,055,182
Votes against	94,679
Abstentions	12,470
Broker non-votes	1,324,305

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: May 22, 2020	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer